Exhibit (e)(1)(o)
SCHEDULE A
(to Amended and Restated Distribution Agreement between Pacific Life Funds and Pacific Select Distributors dated effective January 1, 2007)

Fund Name	Share Class(es)
PL Portfolio Optimization Conservative Fund	A, B, C, R
PL Portfolio Optimization Moderate-Conservative Fund	A, B, C, R
PL Portfolio Optimization Moderate Fund	A, B, C, R
PL Portfolio Optimization Moderate-Aggressive Fund	A, B, C, R
PL Portfolio Optimization Aggressive Fund	A, B, C, R

PL Money Market Fund	A
PL Income Fund	A, C, I
PL Floating Rate Income Fund	A, C, I

PL Floating Rate Loan Fund	P
PL Small-Cap Value Fund	P
PL Main Street® Core Fund	P
PL Emerging Markets Fund	P
PL Small-Cap Growth Fund	P
PL International Value Fund	P
PL Large-Cap Value Fund	P
PL Short Duration Bond Fund	P
PL Growth LT Fund	P
PL Mid-Cap Equity Fund	P
PL Large-Cap Growth Fund	P
PL International Large-Cap Fund	P
PL Managed Bond Fund	P
PL Inflation Managed Fund	P
PL Comstock Fund	P
PL Mid-Cap Growth Fund	P
PL Real Estate Fund	P
Effective: [January 1, 2012]

Schedule A to Amended and Restated Distribution Agreement between PLF and PSD
AGREED TO & ACCEPTED BY:
PACIFIC LIFE FUNDS

By:	BY:
Name:		Name:
Title:		Title:
PACIFIC SELECT DISTRIBUTORS, INC.

By:	BY:
Name:		Name:
Title:		Title: